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                                                                    EXHIBIT 23.2


                           CONSENT INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 26, 1996 relating to the financial statements of Triangle Pharmaceuticals, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted hat Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


PRICE WATERHOUSE LLP


Raleigh, North Carolina
October 29, 1996
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